As filed with the Securities and Exchange Commission on May 4, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INGEVITY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	47-4027764
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4920 O’Hear Avenue, Suite 400

North Charleston, South Carolina 29405

(843) 740-2300

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Amended and Restated 2017 Ingevity Corporation Employee Stock Purchase Plan

(Full title of the plan)

Stacy L. Cozad

Executive Vice President, General Counsel, and Secretary

Ingevity Corporation

4920 O’Hear Avenue, Suite 400

North Charleston, South Carolina 29405

(843) 740-2300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

Pursuant to a registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on May 23, 2017 (File No. 333-218185) (the “Prior Registration Statement”), Ingevity Corporation (the “Registrant”) registered 250,000 shares of its common stock, par value $0.01 per share (“Common Stock”), issuable to employees of the Registrant and certain of its subsidiaries under the 2017 Ingevity Corporation Employee Stock Purchase Plan (the “ESPP”).

This registration statement on Form S-8 (this “Registration Statement”) is being filed by the Registrant to register an additional 300,000 shares of Common Stock, which became issuable to employees of the Company and certain of its subsidiaries under the ESPP following the adoption of the Amended and Restated 2017 Ingevity Corporation Employee Stock Purchase Plan by the Registrant’s stockholders on April 27, 2023.

Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement, which relates to the ESPP, are incorporated herein by reference and made a part hereof, except for those items being updated by this Registration Statement.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Ingevity Corporation Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, as filed with the Commission on April 25, 2019).

4.2	Ingevity Corporation Third Amended and Restated Bylaws, effective July 25, 2022 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, as filed with the Commission on July 27, 2022).

4.3	Indenture, dated as of October 28, 2020, among Ingevity Corporation, the guarantors party thereto and U.S. Bank National Association, as trustee, with respect to the 3.875% Senior Notes Due 2028 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, as filed with the Commission on October 28, 2020).

5.1	Legal Opinion of Baker & Hostetler LLP.

10.1	Amended and Restated 2017 Ingevity Corporation Employee Stock Purchase Plan.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Baker & Hostetler LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (included in signature page to this Registration Statement).

107	Calculation of Filing Fee Table.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Charleston, State of South Carolina, on this 4th day of May, 2023.

INGEVITY CORPORATION

By:	/s/ Mary Dean Hall
Name:	Mary Dean Hall
Title:	Executive Vice President and Chief Financial Officer

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John C. Fortson, Mary Dean Hall, and Stacy L. Cozad, and each of them acting individually, as his or her attorney-in-fact, with full power of substitution, for him or her and in any and all capacities, to sign any and all amendments to this Registration Statement on this Form S-8 (including any post-effective amendments thereto) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John C. Fortson	President, Chief Executive Officer and Director	May 4, 2023
John C. Fortson	(Principal Executive Officer)

/s/ Mary Dean Hall	Executive Vice President and Chief Financial Officer	May 4, 2023
Mary Dean Hall	(Principal Financial Officer)

/s/ Phillip J. Platt	Vice President, Chief Accounting Officer and Business Transformation Lead	May 4, 2023
Phillip J. Platt	(Principal Accounting Officer)

/s/ Jean S. Blackwell	Director	May 4, 2023
Jean S. Blackwell

/s/ Luis Fernandez-Moreno	Director	May 4, 2023
Luis Fernandez-Moreno

/s/ Diane H. Gulyas	Director	May 4, 2023
Diane H. Gulyas

/s/ Bruce D. Hoechner	Director	May 4, 2023
Bruce D. Hoechner

/s/ Frederick J. Lynch	Director	May 4, 2023
Frederick J. Lynch

/s/ Karen G. Narwold	Director	May 4, 2023
Karen G. Narwold

/s/ Daniel F. Sansone	Director	May 4, 2023
Daniel F. Sansone

/s/ William J. Slocum	Director	May 4, 2023
William J. Slocum

/s/ Benjamin G. Wright	Director	May 4, 2023
Benjamin G. Wright

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